Exhibit 99.1

Company Contact:	Investor Relations Contact:
Mr. Thomas Sammons	Hayden IR
Chief Financial Officer	Brett Maas
TechPrecision Corporation	Phone:646-536-7331
Tel: 978-883-5109	Email: brett@haydenir.com
Email: sammonst@ranor.com
www.techprecision.com

FOR IMMEDIATE RELEASE

TechPrecision Corporation

Provides Preliminary First Quarter Fiscal 2023 Results

Schedules Conference Call for August 22

WESTMINSTER, MA / ACCESSWIRE / August 15, 2022 / TechPrecision Corporation (OTCQB: TPCS) ("TechPrecision" or the “Company"), an industry-leading manufacturer of precision, large-scale fabricated and machined metal components and tested systems with customers in the defense and precision industrial sectors, today announced it will release financial results for its 2023 fiscal first quarter on Monday, August 22, 2022.

We are in the process of finalizing our results for our first quarter of fiscal year 2023 ended June 30, 2022. Based on currently available information, we estimate that our Ranor subsidiary is expected to report realized pre-tax income of $1.0 million on net sales of $4.7 million. Our work-in-progress turnaround subsidiary Stadco is expected to report a pre-tax loss of $1.5 million on net sales of $2.4 million. Stadco's expected pre-tax loss was a result of our continuing to work through legacy pre-acquisition problems and continuing issues involved in a turnaround while we rebuild the underlying business. Total pre-tax loss for the Company is expected to be $675,000 on total net sales of $7.1 million. Our backlog remained strong, expected to be $45.9 million at the first quarter-end, June 30, 2022.

Our consolidated financial statements for the three months ended June 30, 2022 are not yet available. These estimates are based on information currently available to management. Our actual results are not expected to vary materially from the estimated preliminary results included herein. The estimates included in this release have been prepared by, and are the responsibility of, management. Our independent registered public accounting firm has not completed its review, compilation or the performance of its procedures with respect to the estimates and does not express an opinion or any other form of assurance with respect thereto.

The Company will hold a conference call at 4:30 p.m. Eastern (U.S.) time on Monday, August 22, 2022. To participate in the live conference call, please dial 1-877-545-0523 five to 10 minutes prior to the scheduled conference call time. International callers should dial 1-973-528-0016. When prompted, reference TechPrecision and entry code 904664.

A replay will be available until Monday, September 5, 2022. To access the replay, dial 1-877-481-4010 or 1-919-882-2331. When prompted, enter Conference Passcode 46394.

The call will also be available over the Internet and accessible at: https://www.webcaster4.com/Webcast/Page/2198/46394.

About TechPrecision Corporation

TechPrecision Corporation, through its wholly owned subsidiaries, Ranor, Inc. and Stadco, manufactures large-scale, metal fabricated and machined precision components and equipment. These products are used in a variety of markets including: defense, aerospace, nuclear, industrial, and medical. TechPrecision's goal is to be an end-to-end service provider to its customers by furnishing customized solutions for completed products requiring custom fabrication and machining, assembly, inspection and testing. To learn more about the Company, please visit the corporate website at http://www.techprecision.com. Information on the Company's website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain “forward-looking statements” relating to the business of the Company and its subsidiary companies. All statements other than statements of current or historical fact contained in this press release, including statements that express our intentions, plans, objectives, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “prospects,” “will,” “should,” “would” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements are based on current expectations, estimates and projections made by management about our business, our industry and other conditions affecting our financial condition, results of operations or business prospects. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, the forward-looking statements due to numerous risks and uncertainties. Factors that could cause such outcomes and results to differ include, but are not limited to, risks and uncertainties arising from: our reliance on individual purchase orders, rather than long-term contracts, to generate revenue; our ability to change the composition of our revenues and effectively control operating expenses; external factors, including the COVID-19 pandemic, Russia’s invasion of Ukraine, high inflation and increasing interest rates, that may be outside of our control; the impacts of the COVID-19 pandemic and government-imposed lockdowns in response thereto; the availability of appropriate financing facilities impacting our operations, financial condition and/or liquidity; our ability to receive contract awards through competitive bidding processes; our ability to maintain standards to enable us to manufacture products to exacting specifications; our ability to enter new markets for our services; our reliance on a small number of customers for a significant percentage of our business; competitive pressures in the markets we serve; changes in the availability or cost of raw materials and energy for our production facilities; restrictions in our ability to operate our business due to our outstanding indebtedness; government regulations and requirements; pricing and business development difficulties; changes in government spending on national defense; our ability to make acquisitions and successfully integrate those acquisitions with our business; general industry and market conditions and growth rates; general industry and market conditions and growth rates; unexpected costs, charges or expenses resulting from the recently completed acquisition of Stadco; and other risks discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). The results presented in this release are preliminary and subject to revision until the Company files its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2022. Any forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law. Investors should evaluate any statements made by us in light of these important factors.